Exhibit 99.2

                        UNOCAL THIRD QUARTER 2004 SUMMARY
        For a reconciliation of adjusted after-tax earnings refer to the
          Earnings Release and Tables titled "Net Earnings and Adjusted
        After -Tax Earnings by Business Segment" and "Adjusted after-tax
                            Earnings Reconciliation"

                                                      Million
                                                      -------
Total Reported Third Quarter 2004 Net  Earnings       $   330  $1.23/ Share
--------------------------------------------------------------------------------

Special Items
         Gain on Sale of Assets                           (15)
         Income Tax Settlements                           (38)
         Environmental Litigation & Other                  17

Third Quarter 2004 Adjusted Earnings                  $   294  $1.09/ Share
--------------------------------------------------------------------------------

Mean Analyst estimate dated October 25, 2004                   $.96/ Share
--------------------------------------------------------------------------------

Variance Explanations to;                             $ Million

Second Quarter 2004 Adjusted Earnings                     231  $.86/Share
North America
  United States                                            10
  Higher Prices - Liq. +17, Gas +2, Lower Expl. Exp. +5,
  Lower Volumes - Asset Sales (3), Hurricanes (2) Other (4)
  Impairment of Warehouse Stock - DD&A (7), Other +2

  Canada                                                   (1)
  Higher Liq. Prices +4, Timing of Tax Adj. (3), Other (2)

International E&P                                          54
  Higher Prices; Liquids +30, Gas +5
  Higher Production Vol. +26, Timing of Crude Lifting (10)
  Lower Dry Holes +11, China Exit Costs (6), Other (2)

Midstream & Marketing                                      (6)
  Lower Trans Andean P/L results (5),
  Lower trade margins (1)

Geothermal                                                 (8)
  Power Ops. Impairment (11), Other +3

Corporate & Other                                          14
  Lower Admin & Gen. +2, Higher Capitalized Interest +4
  Lower Net Interest +3,
  Improved Carbon/Min. Results & All Other +5

Third Quarter 2004 Adjusted Earnings                  $   294  $1.09/ Share
--------------------------------------------------------------------------------